24/7 MEDIA, INC.
                                OPTION AGREEMENT
                                 PURSUANT TO THE
                                24/7 MEDIA, INC.
                            1998 STOCK INCENTIVE PLAN
                            -------------------------

     AGREEMENT, dated as of March 25, 1998 by and between 24/7 Media, Inc. (the
"Company") and       (the "Participant").

                              Preliminary Statement
                              ---------------------

     The Stock Option Committee of the Board of Directors of the Company (the "Committee"), pursuant to the Company's 1998 Stock Incentive Plan, annexed hereto as Exhibit A (the "Plan"), has authorized the granting to the Participant, as an Eligible Employee, of an incentive stock option (the "Option") to purchase the number of shares ("Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth below. The parties hereto desire to enter into this Agreement in order to set forth the terms of the Option.

     Accordingly, the parties hereto agree as follows:

     1. Tax Matters. The Option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted the Option to purchase from the Company up to Shares, at a price per Share of $1.00, subject to adjustment in accordance with the Plan (the "Option Price").

     3. Vesting. The Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a percentage of the Shares as provided below, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date upon which the Participant shall be entitled to exercise the Option with respect to the percentage of Shares indicated beside that date:

     Vesting Date                 Percentage of Shares
     ------------                 --------------------

     March 25, 1999                       25%
     March 25, 2000                       50%
     March 25, 2001                       75%
     March 25, 2002                      100%

     4. Termination. Unless terminated as provided in Section 5 below or otherwise pursuant to the Plan, the Option shall expire on the tenth anniversary of this Agreement, or earlier as provided in the Plan upon a Termination of Employment of the Participant.

     5. Restriction on Transfer of Option. The Option granted hereby is not transferable otherwise than by will or under the applicable laws of descent and distribution and during the lifetime of the Participant may be exercised only by the Participant or the Participant's guardian or legal representative. In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option, or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void.

     6. Rights as a Stockholder. The Participant shall not have any rights as a stockholder with respect to any Shares covered by the Option until the Participant shall have become the holder of record of the Shares, and, no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.

     7. Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. The annexed copy of the Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

     8. Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, when dispatched by telegram or one business day after having been dispatched by a nationally recognized courier service or three business days after or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify by sending notice to the appropriate address set forth below).

     If to the Company, to:

           24/7 Media, Inc.
           1290 Avenue of the Americas
           New York, New York 10104
           Attention: Secretary

     If to the Participant, to the most recent address furnished by the Participant to the Company.

     9. No Obligation to Continue Employment. This Agreement does not guarantee that the Company or any Subsidiary will employ the Participant for any specific time period, nor does it modify in any respect the Company's or any Subsidiary's right to terminate or modify the Participant's employment or compensation.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                    24/7 MEDIA, INC.


                                    By:
                                       -----------------------------------


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